Exhibit 99

          Access Worldwide Announces Addition to Board of Directors

    Company Welcomes Entertainment & Marketing Executive Michael Dornemann

    BOCA RATON, Fla., June 23 /PRNewswire-FirstCall/ -- Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), a leading outsourced marketing services organization, today announced that Michael Dornemann has been unanimously elected to the Company's Board of Directors, effective June 22, 2004.
    Mr. Dornemann has more than 30 years of corporate development, strategic advisory, advertising and media experience. In 2001, he founded Dornemann & Co., LLC, a media consulting firm. Earlier in his career, Mr. Dornemann spent 18 years in the New York, Munich, and Luxemburg offices of media conglomerate Bertelsmann AG where he was an executive Board member for 16 years. Their major operations include RTL Group, a European TV and radio broadcaster; Random House, one of the world's largest book publishing groups; Gruner + Jahr, a European magazine publisher; and BMG Music, a global music company.
In addition, Bertelsmann operates Arvato, which provides media services, and DirectGroup Bertelsmann, a global media distribution company that reaches audiences through clubs and the Internet.
    Previously, Mr. Dornemann was the Chairman and Chief Executive Officer of Bertelsmann Entertainment Group and amassed several accomplishments. He oversaw the formation and operation of the Bertelsmann Entertainment Division which included BMG Music Group (RCA Records and Ariola Records), one of the world's largest music companies. The division also included RTL Group, a leading TV operator in Europe.
    In addition to his Board position with Access Worldwide, Mr. Dornemann serves as Chairman of the Board of Strenesse AG, a high-end German fashion house; Syntek Capital AG, an international investment company whose portfolio consists of companies in the media, advanced technology and software sectors; and Crossing Pictures GmbH, a firm that invests in the production and distribution of movies and TV advertising. He is also a member of the Board of Directors of Directory M, an internet advertising company, and Columbia Music Entertainment, one of the largest independent music companies in the world based in Tokyo and trading on the Tokyo Stock Exchange.
    Shawkat Raslan, Chairman, President and Chief Executive Officer of Access Worldwide, remarked, "Michael brings a new mix of business experience to the Board with his strong background in marketing, advertising and strategic development. I am excited to welcome him to Access Worldwide."
    Mr. Dornemann commented, "I am pleased to be elected to the Board of Directors and have already made a financial investment in the Company by becoming one of the ten largest shareholders. I look forward to helping Access Worldwide sustain its revenue growth and build shareholder value."

    Founded in 1983, Access Worldwide provides a variety of sales, marketing and medical education services. Among other things, we reach physicians, pharmacists and patients on behalf of pharmaceutical clients, educating them on new drugs, prescribing indications, medical procedures and disease management programs. Services include product stocking, medical education, database management, clinical trial recruitment and teleservices. For clients in the telecommunications, financial services, insurance and consumer products industries, we reach the established mainstream and growing multicultural markets with multilingual teleservices. Access Worldwide is headquartered in Boca Raton, Florida and has over 1,000 employees in offices throughout the United States. More information is available at http://www.awwc.com.

    This press release contains forward-looking statements including statements regarding the Board of Directors and management of the Company. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, include, but are not limited to, the following: our ability to continue as a going concern if we are unable to generate cash flow and income from continuing operations; our ability to continue to comply with the financial covenants contained under our debt agreement; competition from other third-party providers and those clients and prospects who may decide to do work in-house that we currently do for them; our ability to successfully operate at capacity our new communication center in Maine; consolidation in the pharmaceutical, medical, telecommunications and consumer products industries which reduces the number of clients and prospects that are able to be served; potential consumer saturation reducing the need for services; our ability and clients' ability to comply with state, federal and industry regulations; our reliance on a limited number of major clients and the possible loss of one or more clients; our ability to develop or fund the operations of new products or service offerings; our reliance on technology; our reliance on key personnel and labor force; the volatility of our stock price; and the unpredictability of the outcome of the litigation in which we are involved. For a more detailed discussion of these risks and others that could affect results, see our filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.